UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 5, 2021

KARUNA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38958	27-0605902
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

33 Arch Street, Suite 3110 Boston, Massachusetts	02110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 449-2244

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	KRTX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 5, 2021, Karuna Therapeutics, Inc. (“Karuna”) entered into a Sublease Agreement (the “99 High Agreement”) with Workable, Inc. (“Workable”). Pursuant to the terms of the 99 High Agreement, Karuna will sublease 25,445 square-feet of office space at 99 High Street, Boston, Massachusetts from Workable, where Karuna plans to relocate its corporate headquarters. The term of the sublease extends from April 1, 2021 through December 31, 2025, and provides for escalating annualized base rent payments starting at $1,526,700 and increasing to $1,628,480 in the final year of the sublease. Subject to certain limited exceptions, pursuant to the 99 High Agreement, Karuna assumed all of the duties, liabilities and obligations of Workable contained in the lease between Workable and its landlord, TREA 99 High Street LLC.

Karuna entered into a second Sublease Agreement (the “33 Arch Agreement”) with Workable on March 5, 2021, pursuant to which Workable leased approximately 7,050 square-feet of Karuna’s current corporate headquarters at 33 Arch Street, Boston, Massachusetts. The term of the 33 Arch Agreement sublease extends from July 1, 2021 through December 31, 2023.

The foregoing description of the 99 High Agreement does not purport to be complete and is qualified in its entirety by reference to the 99 High Agreement filed as an exhibit hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Sublease, dated as of March 5, 2021, by and between Karuna Therapeutics, Inc. and Workable, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2021	KARUNA THERAPEUTICS, INC.

	By:	/s/ Troy Ignelzi
Troy Ignelzi
Chief Financial Officer